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EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (FOR THE NINE AND
THREE MONTH PERIODS ENDED AUGUST 31, 1997 AND 1996).

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                                           Nine month periods ended August 31, Three month periods ended August 31,
                                           ----------------------------------- ------------------------------------

                                                   1997          1996                     1997          1996
                                              ----------------------------          ---------------------------


PRIMARY EARNINGS (LOSS) PER SHARE:
        Net income (loss)                     $(1,673,844)     $   (12,987)         $   165,808      $  358,331

Adjustments:
        Dividends declared (and paid) on
        preferred stock                           (70,577)             -                (31,137)            -
                                              ----------------------------          ---------------------------
        Income (loss) available to common
        shareholders                          $(1,744,421)     $   (12,987)         $   134,671      $  358,331
                                              ============================          ===========================

Weighted average shares outstanding             3,213,736        3,091,152            3,216,977       3,213,736
                                              ============================          ===========================

Primary earnings (loss) per share             $     (0.54)     $     (0.00)         $      0.04      $     0.12
                                              ============================          ===========================


FULLY DILUTED EARNINGS (LOSS) PER SHARE:
        Net earnings (loss)                   $(1,673,844)     $   (12,987)         $   165,808      $  358,331
                                              ============================          ===========================

Weighted average shares outstanding
        Average common shares                   3,213,736        3,091,152            3,216,977       3,213,736

        Preferred stock -
        conversion assumed                        183,410              -                197,696             -
                                              ----------------------------          ---------------------------
                                                3,397,146        3,091,152            3,414,673       3,213,736
                                              ============================          ===========================


FULLY DILUTED EARNINGS (LOSS) PER
share - antidilutive                          $     (0.49)     $     (0.00)         $      0.05      $     0.12
                                              ============================          ===========================
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